EXHIBIT 23 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Eli Lilly and Company of our report dated January 30, 2003, included in the 2002 Annual Report to Shareholders of Eli Lilly and Company.

We also consent to the incorporation by reference in the following registration statements of our report dated January 30, 2003, with respect to the consolidated financial statements incorporated by reference in the 2002 Annual Report (Form 10-K) of Eli Lilly and Company:

Registration Statement No.      Type of Statement             Date
--------------------------      -----------------             ----
33-29482                        S-8                           June 23, 1989
33-37341                        S-8                           October 17, 1990
33-58466                        S-3                           February 17, 1993
33-50783                        S-8                           October 27, 1993
33-56141                        S-8                           October 24, 1994
333-02021                       S-8                           March 28, 1996
333-62015                       S-8                           August 21, 1998
333-66113                       S-8                           October 26, 1998
333-90397                       S-8                           November 5, 1999
333-35248                       S-3                           April 20, 2000
333-70308                       S-8                           September 27, 2001



s/ Ernst & Young LLP
-----------------------------------
Ernst & Young LLP


Indianapolis, Indiana
March 19, 2003